UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) December 1, 2005

                       MULTI-BENEFIT REALTY FUND '87-1
            (Exact name of Registrant as specified in its charter)


            California                0-16684                94-3026785
      (State or other jurisdiction  (Commission            (I.R.S. Employer
         of incorporation)          File Number)        Identification Number)

                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

Multi-Benefit  Realty  Fund  '87-1  (the  "Registrant"),  a  California  limited partnership, owns a 99% interest in Hunt Club Associates, Ltd., (the "Partnership") its sole remaining investment. On December 1, 2005, the Partnership sold its sole investment property, Hunt Club Apartments, a 200-unit apartment complex located in Indianapolis, Indiana ("Hunt Club") to a third party, Prime Quest Management, LLC (the "Purchaser"), an Illinois limited liability company. In addition to Hunt Club, the Purchaser purchased four other apartment complexes, each of which was owned in whole or in part by affiliates of AIMCO Properties, L.P., an affiliate of both the general partner of the Partnership and the Registrant. The total sales price for Hunt Club and the four other properties was approximately $38,501,000 of which approximately $4,552,000 was allocated to Hunt Club. The Purchaser also purchased two additional apartment complexes from affiliates of the general partner pursuant to two separate purchase and sale agreements.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                MULTI-BENEFIT REALTY FUND '87-1


                                By: ConCap Equities, Inc.
                                    General Partner


                                By: /s/Martha L. Long
                                    Martha L. Long
                                    Senior Vice President


                             Date: December 7, 2005